MCI WORLDCOM                                                   SPRINT

FOR IMMEDIATE RELEASE

             MCI WORLDCOM AND SPRINT CREATE PRE-EMINENT GLOBAL
                  COMMUNICATIONS COMPANY FOR 21st CENTURY

      Major Force in Fastest Growing Areas of Communications Services

            Provides Broadband Access Alternative For Customers

            Expanded Scale Brings Customers Innovation and Value


CLINTON, MS, and KANSAS CITY, MO - (October 5, 1999) - MCI WorldCom (NASDAQ:WCOM) and Sprint (NYSE:FON, PCS) today announced that the boards of directors of both companies have approved a definitive merger agreement. The merger creates the pre-eminent global communications company for the 21st century - a dramatically more effective competitor. The combined company, to be called WorldCom, will provide a full range of services to residential and business customers on its owned, end-to-end, state-of-the-art network infrastructure. WorldCom will be a leader in the fastest growing areas of global communications services, offering innovative broadband, "all distance" services to businesses and homes, and nationwide digital wireless voice and data services.

Under the agreement, each share of Sprint FON Group (NYSE:FON) will be exchanged for $76.00 of MCI WorldCom common stock, subject to a collar. In addition, each share of Sprint PCS Group (NYSE:PCS) will be exchanged for one share of a new WorldCom PCS tracking stock and 0.1547 shares of MCI WorldCom common stock. The terms of the WorldCom PCS tracking stock will be equivalent to those of Sprint PCS and will track the performance of the company's PCS business. The total value of the transaction is approximately $129 billion ($115 billion in equity and $14 billion in debt and preferred stock). The merger will be tax-free to shareholders and accounted for as a purchase.

The transaction is expected to be essentially non-dilutive to WorldCom's earnings per share before goodwill amortization ("cash earnings"). The combination creates significant cost savings that will allow the new company to compete aggressively in both the business and consumer markets and to aggressively invest in new technologies such as broadband access and next generation wireless.

MCI WorldCom has a proven track record of identifying and realizing cost savings. The companies estimate that annual cash operating cost savings of $1.9 billion are achievable in 2001 - the first full year of operation - increasing to $3.0 billion annually by 2004. These cost savings are anticipated to result from better utilization of the combined networks and other operational savings. Capital expenditure savings of $1.3 billion a year are expected in 2001 and beyond, primarily as a result of economies of scale and procurement efficiencies.

In addition to cost savings, the transaction offers the prospect of significant revenue benefits as a result of churn reduction from bundling a broader range of services, cross


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selling to a larger customer base and the development of new services. MCI
WorldCom and Sprint have also agreed to enter into commercial business arrangements between the two companies prior to closing.

WorldCom will have the capital, proven marketing strength and state-of-the-art networks to compete more effectively against the incumbent carriers, domestically and abroad. The combination of MCI WorldCom and Sprint will:

o Generate pro forma 1999 revenues of more than $50 billion, a market enterprise value of approximately $290 billion and significant operations in more than 65 countries;

o Offer a unique nationwide broadband access alternative to both cable and traditional telephony through a combination of Digital Subscriber Line (DSL) facilities and fixed wireless access using the combined company's nationwide MMDS spectrum;

o Continue to lead the industry with innovative service offerings for consumer and business customers alike in an increasingly competitive global marketplace. The combined company, operating with extensive local facilities as well as substantial scale, will have the capability to bring innovative broadband solutions to local customers in the United States and abroad; and

o Be a formidable wireless competitor in the United States - with more than 4 million PCS subscribers, leading the industry in growth; and
     1.7 million paging and advanced messaging customers.

Bernard J. Ebbers, president and chief executive officer of MCI WorldCom, said, "The economics of the combination are particularly compelling and WorldCom will have the capital, proven marketing strength and state-of-the-art networks to compete more effectively against the incumbent carriers domestically and abroad. Sprint's ability to offer a full range of wireline and wireless services will benefit our customers and fuel sustained double-digit revenue and earnings growth. The merger with Sprint is particularly timely as wireless communications emerges as a critical component of full service offerings. Increasingly, wireless will be used for Internet access and data services, two areas in which both companies excel. Gaining an all-digital nationwide footprint with common technology and spectrum that delivers next generation capabilities is of paramount importance."

William T. Esrey, chairman and chief executive officer of Sprint, said, "From building the first nationwide fiber optic network to creating the nation's first all-digital, nationwide PCS wireless system, Sprint has been a pioneer in the communications industry. Sprint has utilized technology and marketing innovation to deliver value to consumers and businesses worldwide. Sprint ION will enable the merged company to provide end-to-end integrated broadband services for the home, as well as for the business market, as an alternative to traditional cable and telephony providers. The combined strengths of WorldCom and Sprint will allow us to bring customers a suite of fully integrated broadband and wireless all-distance services providing consumers and businesses with exciting competitive alternatives."

The merged company will be led by the industry's most experienced, skilled and respected management team. The management team will consist of top executives from MCI WorldCom and Sprint. Upon completion of the merger, Mr. Esrey will become chairman of WorldCom. Mr. Ebbers will be president and chief executive officer of the combined company. The board of directors of the combined company will have 16 members, 10 from MCI WorldCom and six from Sprint. WorldCom will maintain significant operations in Sprint locations, including major operations in Kansas City.

The merger is subject to the approvals of MCI WorldCom and Sprint stockholders as well as approvals from the Federal Communications Commission, the Justice Department, various state government bodies and foreign antitrust authorities. The companies anticipate that the merger will close in the second half of 2000.

The actual number of shares of MCI WorldCom common stock to be exchanged for each Sprint FON Group share will be determined based on the average trading prices prior to the closing, but will not be less than 0.9400 shares (if MCI WorldCom's average stock price exceeds $80.85) or more than
1.2228 shares (if MCI WorldCom's average stock price is less than $62.15).

Salomon Smith Barney acted as financial advisor and Cravath, Swaine & Moore acted as legal counsel to MCI WorldCom. Warburg Dillon Read LLC, a subsidiary of UBS AG, acted as financial advisor and King & Spalding acted as legal counsel to Sprint.

Sprint is a global communications company - at the forefront of integrating long distance, local and wireless communications services. Sprint built and operates the United States' first nationwide all-digital, fiber-optic network and is a leader in advanced data communications services. Sprint has $17 billion in annual revenues and serves more than 20 million business and residential customers. Sprint is traded on the NYSE under FON and PCS. For the latest updates on Sprint, check http://www.sprint.com.

MCI WorldCom is a global leader in communications services with 1998 revenues of more than $30 billion and established operations in more than 65 countries encompassing the Americas, Europe and the Asia-Pacific regions. MCI WorldCom is a premier provider of facilities-based and fully integrated local, long distance, international and Internet services. MCI WorldCom's global networks, including its state-of-the-art pan-European network and transoceanic cable systems, provide end-to-end high-capacity connectivity to more than 40,000 buildings worldwide. MCI WorldCom is traded on NASDAQ under WCOM. For more information on MCI WorldCom, visit the World Wide Web at http://www.wcom.com.

Information contained in this release with respect to the financial impact of the proposed transaction is forward looking. These statements represent the companies' reasonable judgments with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially. Such factors include, but are not limited to, material adverse changes in economic and competitive conditions in the markets served by the companies, material adverse changes in the business and financial condition of either or both companies and their respective customers, uncertainties concerning technological changes and future product performance, and substantial delay in the expected closing of the transaction.


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CONTACTS:

WORLDCOM                                    SPRINT
Media:                                      Media:
Brad Burns                                  Bill White
(800) 644-NEWS                              (913) 624-2226

Investors:                                  Investors:
Gary Brandt                                 Kurt Fawkes
(601) 460-8544                              (913) 624-2268


                              PRESS CONFERENCE

There will be a Press Conference today, Tuesday, October 5, 1999, at 11:00 AM EDT in the New York Ballroom, 3rd floor, Sheraton New York Hotel and Towers at 811 Seventh Avenue at 52nd Street.

                   Press Conference Dial-In Phone Number:

You may also call into the Press Conference by dialing (888) 469-0988. International callers should dial (712) 271-0913.

                   Press Conference Satellite Broadcast:

The Press Conference will be broadcast via satellite at the coordinates listed below:

11:00 AM EDT
Tuesday, October 5, 1999
GE5 K-13
Downlink frequency: 12096

                                  B-Roll:
                        SATELLITE UPLINK INFORMATION

7:30 AM - 8:00 AM EDT                       1:00 PM - 1:30 PM EDT
Tuesday, October 5, 1999                    Tuesday, October 5, 1999
Galaxy 6                                    Telstar 5
Transponder 11                              Transponder 16
C-Band                                      C-Band
Downlink frequency: 3920 Horizontal         Downlink frequency: 4020 Horizontal


If you have any technical questions or problems with the satellite feed for B-Roll, please call Bret Curran at (212) 627-5622.